UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported) June 3, 2003


                             TRIARC COMPANIES, INC.
               --------------------------------------------------
             (Exact name of registrant as specified in its charter)


     DELAWARE                       1-2207              38-0471180
     ------------                   --------            --------------
    (State or other                (Commission         (I.R.S. Employer
    jurisdiction of                File No.)           Identification No.)
    incorporation of
    organization)

    280 Park Avenue
    New York, New York                                      10017
    ---------------------------                            ----------
    (Address of principal executive office)                (Zip Code)


   Registrant's telephone number, including area code:   (212) 451-3000

   --------------------------------------------------    -----------------
        (Former name or former address,                     (Zip Code)
         if changed since last report)



Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(c)       Exhibits

99.1      Press release of Triarc Companies, Inc. dated June 3, 2003


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             TRIARC COMPANIES, INC.


                                             By:  Brian L. Schorr
                                                  ----------------------
                                                  Brian L. Schorr
                                                  Executive Vice President and
                                                  General Counsel

Dated:   June 3, 2003



                                  EXHIBIT INDEX

Exhibit     Description


99.1        Press release of Triarc Companies, Inc. dated June 3, 2003




                                                           Exhibit 99.1

                                                       For Immediate Release

CONTACT:  Anne A. Tarbell
          (212) 451-3030
          www.triarc.com


               TRIARC EXTENDS $50 MILLION STOCK REPURCHASE PROGRAM


     New York, NY, June 3, 2003 -- Triarc Companies, Inc. (NYSE: TRY) announced today that it has extended its current $50 million Class A Common Stock repurchase program until January 18, 2005 and replenished the amount available under the program to permit Triarc to purchase up to $50 million of Class A Common Stock beginning June 3, 2003. Under the existing program, Triarc has repurchased 1.5 million shares at an aggregate cost of $41.7 million. These shares were repurchased in connection with, and using a portion of the proceeds of, Triarc's private placement of $175 million of convertible notes completed on May 19, 2003. The balance of the net cash proceeds from this financing was approximately $127 million. Today's replenishment and additional twelve-month extension will allow the Company to continue repurchasing Class A shares when and if market conditions warrant and to the extent legally permissible.

     Commenting on the share repurchase program, Nelson Peltz, Triarc's Chairman and Chief Executive Officer, said: "We continue to carefully evaluate our options for the use of Triarc's significant cash and investment position. Adjusting March 30, 2003 cash, cash equivalents and short-term investments of approximately $625 million to reflect the recent convertible debt sale and share repurchase, we would have had approximately $750 million in cash, cash equivalents and short-term investments. Today's extension of our share repurchase program will allow us to repurchase additional Triarc shares going forward. Our goal is to continue to create value for our shareholders."

     Since 1998, Triarc has repurchased approximately $340 million of its common stock, including approximately 9.9 million Class A common shares for approximately $213 million and all of the then outstanding approximately 6.0 million Class B common shares for approximately $127 million.

     Triarc is a holding company and through its subsidiaries, the franchisor of the Arby's(R) restaurant system and an operator of approximately 240 Arby's restaurants located in the United States.

                                      # # #

                                 Note to Follow


                                      Note

     There can be no assurance that any share repurchases will be made in the future or that any such repurchases will result in additional shareholder value.